POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Andrés Fajardo and Henry R. Hague, III as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Andrés Fajardo	Chief Executive Officer and Director	June 27, 2023
Andrés Fajardo	(Principal Executive Officer)

/s/ Henry R. Hague, III	Chief Financial Officer	June 27, 2023
Henry R. Hague, III	(Principal Financial Officer, Principal Accounting Officer and Authorized Representative in the United States)

/s/ George Schultze	Chairman of the Board	June 27, 2023
George Schultze

/s/ Elisabeth DeMarse	Director	June 27, 2023
Elisabeth DeMarse

/s/ Gary M. Julien	Director	June 27, 2023
Gary M. Julien

/s/ William Muecke	Director	June 27, 2023
William Muecke

US-LEGAL-12019345/7 174008-0006

US-LEGAL-12019345/7 174008-0006